PRICEWATERHOUSECOOPERS


                                                     PRICEWATERHOUSE COOPERS LLP
                                                     1300 S.W. Fifth Avenue
                                                     Suite 3100
                                                     Portland, OR 97201-5638
                                                     Telephone (503) 478-6000
                                                     Facsimile (503) 478-6099




                       Consent of Independent Accountants

We hereby consent to the use in Post-Effective Amendment No. 17 to the Registration Statement of CMC Fund Trust on Form N-1A (File No. 33-30394) of our report dated December 3, 1999, relating to the financial statements and financial highlights of the CMC High Yield Fund, a portfolio of CMC Fund Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP


April 17, 2000